Exhibit 99.2

FOR IMMEDIATE RELEASE	For more information: Mike Campbell, 816-842-8181 investorrelations@inergyservices.com

Inergy Announces $700 Million Private Placement of

Senior Notes Due 2021

Kansas City, MO (January 19, 2011) – Inergy, L.P. (“Inergy”) (NYSE:NRGY) and its wholly owned subsidiary Inergy Finance Corp. announced today, subject to market conditions, that they intend to sell $700 million in aggregate principal amount of senior unsecured notes due 2021 to eligible purchasers in a private placement under Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and to persons outside the United States pursuant to Regulation S under the Securities Act (the “Notes Offering”). In connection with the financing transactions described below and at or before the closing of the Notes Offering, Inergy expects to amend and restate its existing $525 million credit agreement to add a $300 million term loan facility (the “New Term Loan Facility”).

Inergy intends to use the net proceeds from the Notes Offering and the New Term Loan Facility to:

(1) fund its pending partial redemption on February 4, 2011, of $78,750,000 aggregate principal amount of its 8.75% Senior Notes due 2015 (CUSIP No. 45661TAH4) (the “2015 Notes”);

(2) fund its pending tender offers for any and all of the (a) $425,000,000 aggregate principal amount outstanding of its 6.875% Senior Notes due 2014 (CUSIP No. 45661TAB7) (the “2014 Notes”), (b) $146,250,000 aggregate principal amount of 2015 Notes outstanding upon completion of the pending partial redemption of 2015 Notes and (c) $400,000,000 aggregate principal amount outstanding of its 8.25% Senior Notes due 2016 (CUSIP No. 45661TAD3) (the “2016 Notes”); and

(3) redeem any of the 2014 Notes and 2016 Notes not acquired in the tender offers related to such notes.

Any remaining net proceeds will be used to repay outstanding borrowings under Inergy’s revolving general partnership credit facility and its revolving working capital credit facility and to provide additional working capital for general partnership purposes.

The securities to be offered have not been registered under the Securities Act or any state securities laws; and unless so registered, the securities may not be offered or sold in the United States except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws. This announcement shall not constitute an offer to sell or a solicitation of an offer to buy any of these securities nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

About Inergy, L.P.

Inergy, L.P., with headquarters in Kansas City, Missouri, is a master limited partnership with operations that include the retail marketing, sale, and distribution of propane to residential, commercial, industrial, and agricultural customers. The company also operates a natural gas storage business; a liquid petroleum gas storage business; a solution-mining and salt production company; and a propane supply logistics, transportation, and wholesale marketing business that serves independent dealers and multi-state marketers in the United States and Canada.

Cautionary Statement Regarding Forward-Looking Statements

Certain statements and information in this press release may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “may,” “will,” “could,” “should,” “expect,” “plan,” “project,” “intend,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “pursue,” “target,” “continue,” and similar expressions are intended to identify such forward-looking statements, which are generally not historical in nature. All forward-looking statements involve significant risks and uncertainties that could cause actual events to differ materially from those in the forward-looking statements, many of which are generally outside the control of Inergy and are difficult to predict. For example, important factors that could cause actual events to differ materially from those in the forward-looking statements include, but are not limited to, Inergy’s expectations in regard to completing the Notes Offering and the New Term Loan Facility; completing the pending partial redemption of 2015 Notes; and completing the pending tender offers for 2014 Notes, 2015 Notes, and 2016 Notes.

Inergy cautions that the foregoing list of factors is not exclusive. Additional information concerning other risk factors is contained in Inergy’s most recently filed Annual Report on Form 10-K, subsequent Quarterly Reports on Form 10-Q, recent Current Reports on Form 8-K, and other filings with the Securities and Exchange Commission. All subsequent written and oral forward-looking statements concerning Inergy, the Notes Offering, or other matters and attributable to Inergy or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements above. Inergy undertakes no obligation to publicly update any of these forward-looking statements to reflect events or circumstances that may arise after the date hereof.

For more information, contact Mike Campbell in Inergy’s Investor Relations Department at 816-842-8181 or via e-mail at investorrelations@inergyservices.com.

###

2